SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2004

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-00121	23-1498399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (215) 784-6000

ITEM 5. OTHER EVENTS

On June 23, 2004, Kulicke and Soffa Industries, Inc. announced its intention to offer, subject to market and other conditions, $65 million aggregate principal amount of convertible subordinated notes due 2010 through a private placement to certain qualified institutional investors and to grant to the initial purchaser of the notes an option to purchase up to an additional $10 million aggregate principal amount of the notes. A copy of the press release is filed as Exhibit 99.1 and incorporated in this report by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 23, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: June 23, 2004	By:	/s/ Maurice Carson
Maurice Carson,
Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 23, 2004